Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (Nos. 333-289298 and 333-280950) on Form S-8 and (No. 333-289325) on Form S-3 of our report dated March 10, 2026, with respect to the financial statements of Artiva Biotherapeutics, Inc.

/s/ KPMG LLP

San Diego, California
March 10, 2026